    As filed with the Securities and Exchange Commission on July 15, 1997
                                                             File No. 333-_____
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          SOUTHWEST GAS CORPORATION
            (Exact name of Registrant as specified in its charter)

                  California                            88-0085720
        (State or other jurisdiction of              (I.R.S. Employer
        incorporation or organization)             Identification Number)

           5241 Spring Mountain Road
                P.O. Box 98510
               Las Vegas, Nevada                        89193-8510
    (Address of principal executive offices)            (Zip Code)

             SOUTHWEST GAS CORPORATION EMPLOYEES' INVESTMENT PLAN
                          (Full title of the plan)

                               GEORGE C. BIEHL
    Senior Vice President/Chief Financial Officer and Corporate Secretary
                          Southwest Gas Corporation
                          5241 Spring Mountain Road
                               P.O. Box 98510
                         Las Vegas, Nevada 89193-8510
                   (Name and address of agent for service)

                                (702) 876-7237
        (Telephone number, including area code, of agent for service)


                                         CALCULATION OF REGISTRATION FEE
                                         -------------------------------

                                                Amount        Proposed maximum    Proposed maximum     Amount of
                                                to be        offering price per       aggregate      Registration
Title of securities being registered      registered(1)(2)      share(3)         offering price(3)       fee(3)
------------------------------------      -----------------  ------------------   -----------------  ------------
Common Stock ($1 par value)               400,000 shares     $19-1/16            $7,625,000          $2,310.61

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of common stock being registered consist of shares to be acquired by the Trustee pursuant to the plan for the account of participants. Each share is accompanied by a common share purchase right pursuant to the Registrant's Rights Agreement, dated March 5, 1996 with Harris Trust Company, as Rights Agent.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 9, 1997, as reported on the New York Stock Exchange and published in The Western Edition of The Wall Street Journal.

AS PERMITTED BY RULE 429, THE PROSPECTUS WITH RESPECT TO THIS REGISTRATION STATEMENT ALSO RELATES TO REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8 (33-58135).

==============================================================================

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

  * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents of Southwest Gas Corporation (the "Company") filed with the Securities and Exchange Commission are incorporated herein by reference:

  (a) Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1996 and the Southwest Gas Corporation Employees' Investment Plan Annual Report on Form 11-K for the year ended December 31, 1996;

  (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended March 31, 1997;

  (c)  Current Reports on Form 8-K dated February 11, 1997 and April 30,
       1997; and

  (d) Description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on June 8, 1979, and any amendment or report filed for the purpose of updating such description.

  All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES

  The Company's Common Stock, $1.00 par value, (the "Common Stock") is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

  Robert M. Johnson, Esq., as Assistant General Counsel for the Company, has given an opinion to the Securities and Exchange Commission upon the validity of the shares of Common Stock registered.

  The financial statements incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports included in the Annual Report on Form 10-K for the year ended December 31, 1996, and the Southwest Gas Corporation Employees' Investment Plan Annual Report on Form 11-K for the year ended December 31, 1996, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Company's Articles of Incorporation contain a provision which eliminates the liability of directors for monetary damages to the fullest extent permissible under California law. The General Corporation Law of California (the "Law") (i) authorizes the elimination of liability of directors for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of a director's duties to the Company and its shareholders and (ii) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities; provided, however, that liability is not limited nor may indemnification be provided for (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (b) for acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification,
(c) for any transaction from which a director or officer derives an improper personal benefit, (d) for acts or omissions that show a reckless disregard for the director's or officer's duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Company or its shareholders, (e) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or officer's duty to the Company or its shareholders, and
(f) for liabilities arising under Section 310 (contracts in which a director has a material financial interest) and Section 316 (certain unlawful dividends, distributions, loans and guarantees) of the Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Law.

  The bylaws of the Company provide that the Company has the power to indemnify directors and officers to the fullest extent permitted under California law and the Company's Articles of Incorporation. The Company has entered into indemnification agreements with its directors and officers which require that the Company indemnify such directors and officers in all cases to the fullest extent permitted by applicable provisions of the Law. The Company also maintains a directors' and officers' liability insurance policy insuring directors and officers of the Company for covered losses as defined in the policy.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.     EXHIBITS

    4.1     Amended and Restated Southwest Gas Corporation Employees'
            Investment Plan
    5.1 Opinion of Counsel of Southwest regarding legality of the securities to be registered
   23.1     Consent of Arthur Andersen LLP
   23.2     Consent of Counsel of Southwest (included in opinion filed as
            Exhibit 5.1 to this Registration Statement)
   24.1 Powers of Attorney (included on pages S-4 through S-6 of this Registration Statement)
__________


  In lieu of the opinion of counsel or determination letter contemplated by
Item 601(b)(5) of Regulation S-K, Registrant hereby confirms that it has submitted the Plan and undertakes that it will submit all amendments thereto to the Internal Revenue Service (IRS) in a timely manner, and that it has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.     UNDERTAKINGS

  The undersigned Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                       SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 10th day of July, 1997.

                           SOUTHWEST GAS CORPORATION

                             By  MICHAEL O. MAFFIE
                                 -------------------------------------
                                 Michael O. Maffie
                                 President and Chief Executive Officer

                                  SIGNATURES

      Each person whose signature appears below constitutes and appoints Michael O. Maffie and George C. Biehl his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary and requisite to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.


          Signature                       Title                       Date
          ---------                       -----                       ----


 /s/  MICHAEL O. MAFFIE            Director, President and         July 10, 1997
-----------------------------      Chief Executive Officer
     (Michael O. Maffie)        (Principal Executive Officer)


 /s/   GEORGE C. BIEHL              Senior Vice President,         July 10, 1997
-----------------------------    Chief Financial Officer and
      (George C. Biehl)               Corporate Secretary
                                 (Principal Financial Officer)


 /s/   EDWARD A. JANOV              Vice President, Controller     July 10, 1997
-----------------------------      and Chief Accounting Officer
      (Edward A. Janov)           (Principal Accounting Officer)


 /s/  RALPH C. BATASTINI                     Director              July 10, 1997
-----------------------------
     (Ralph C. Batastini)


 /s/  MANUEL J. CORTEZ                       Director              July 10, 1997
-----------------------------
     (Manuel J. Cortez)




 /s/    LLOYD T. DYER                   Director                   July 10, 1997
-----------------------------
       (Lloyd T. Dyer)


 /s/   KENNY C. GUINN             Chairman of the Board            July 10, 1997
-----------------------------          of Directors
      (Kenny C. Guinn)


 /s/ THOMAS Y. HARTLEY                  Director                   July 10, 1997
-----------------------------
    (Thomas Y. Hartley)


/s/   MICHAEL B. JAGER                  Director                   July 10, 1997
-----------------------------
      (Michael B. Jager)


/s/   LEONARD R. JUDD                   Director                   July 10, 1997
-----------------------------
      (Leonard R. Judd)


 /s/  JAMES R. LINCICOME                Director                   July 10, 1997
-----------------------------
     (James R. Lincicome)


 /s/  CAROLYN M. SPARKS                 Director                   July 10, 1997
-----------------------------
     (Carolyn M. Sparks)


 /s/   ROBERT S. SUNDT                  Director                   July 10, 1997
-----------------------------
      (Robert S. Sundt)


                                       The Plan

      Each person whose signature appears below constitutes and appoints Michael O. Maffie and George C. Biehl his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary and requisite to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, the Southwest Gas Corporation Employees' Investment Plan Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 10th day of July, 1997.


                          SOUTHWEST GAS CORPORATION
                          EMPLOYEES' INVESTMENT PLAN
                                  COMMITTEE


                               GEORGE C. BIEHL
                           -------------------------
                               George C. Biehl


                                JAMES P. KANE
                           -------------------------
                                James P. Kane


                                FRED W. COVER
                           -------------------------
                                Fred W. Cover


                               THOMAS R. SHEETS
                           -------------------------
                               Thomas R. Sheets


